UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Dr. San Diego, CA	92131
(Address of principal executive offices)	(Zip Code)

(858) 875-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FATE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2024, J. Scott Wolchko provided notice of his resignation from his position as a director of Fate Therapeutics, Inc. (the “Company”), effective as of November 27, 2024. In addition, Mr. Wolchko will retire from his positions as President, Chief Executive Officer (“CEO”) and Chief Financial Officer of the Company (including his roles as the Company’s principal executive officer, principal financial officer and principal accounting officer), effective as of December 31, 2024. It is expected that Mr. Wolchko will continue to serve as a strategic advisor to the Company following his term as President and CEO. Mr. Wolchko’s resignation was not the result of any disagreement with the policies, procedures or practices of the Company. The Board thanks Mr. Wolchko for his years of service to the Company.

Bahram Valamehr, Ph.D., MBA will succeed Mr. Wolchko as a director and as the Company’s President and CEO (and as the Company’s principal executive officer, principal financial officer and principal accounting officer), effective as of January 1, 2025. Dr. Valamehr has served as the Company’s President, Research and Development since August 2024 and oversees all of the Company’s research and development activities. Biographical information for Dr. Valamehr is available in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2024, and such information is incorporated herein by reference.

There are no arrangements or understandings between Dr. Valamehr and any other person pursuant to which he was selected as a director, President and CEO. Dr. Valamehr does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Dr. Valamehr and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosures.

On November 29, 2024, the Company issued a press release announcing Mr. Wolchko’s resignation and Dr. Valamehr’s appointment as President, CEO and a director of the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2024	Fate Therapeutics, Inc.

	By:	/s/ Cindy R. Tahl
Cindy R. Tahl
Chief Legal and Compliance Officer